UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55437	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2016, Cole Credit Property Trust V, Inc. (the “Company”) entered into Amendment No. 1 to Amended and Restated Dealer Manager Agreement (the “Amendment”) with Cole Capital Corporation, the Company’s affiliated dealer manager, related to the Company’s ongoing public offering of its shares of common stock (the “Offering”). The Amendment amends certain portions of the Amended and Restated Dealer Manager Agreement dated April 29, 2016 between the Company and Cole Capital Corporation (the “Dealer Manager Agreement”) regarding the distribution and stockholder servicing fee.
Pursuant to the Amendment, the distribution and stockholder servicing fee will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the most recent estimated per share value of the Company’s Class T common stock until no later than the fourth anniversary of the last day of the month in which the Offering terminates. Formerly, pursuant to the Dealer Manager Agreement, the annual amount of the distribution and stockholder servicing fee had been calculated on a daily basis in an amount equal to 1/365th of 0.8% of the most recent estimated per share value of the Company’s Class T common stock until no later than the fifth anniversary of the last day of the month in which the Offering terminates. The maximum amount of distribution and stockholder servicing fees payable has not been revised pursuant to the provisions of the Amendment.
In addition, to ensure that distribution and stockholder servicing fees are applied consistently to stockholders who paid different up-front selling commissions, the Amendment provides that the distribution and stockholder servicing fee shall cease to be paid at the end of the month in which the total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of Class T shares by the stockholder in the primary portion of the Offering. Formerly, pursuant to the Dealer Manager Agreement, the distribution and stockholder servicing fee would cease to be paid upon a determination that the total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of Class T shares by the stockholder in the primary portion of the Offering.
Corresponding amendments were also made to the form of Selected Dealer Agreement attached as Exhibit A to the Dealer Manager Agreement.
The Amendment has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

10.1	Amendment No. 1 to Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation dated October 5, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2016	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 1 to Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation dated October 5, 2016.

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